Exhibit 10.5

$470,000.00August 27, 2020

AMENDED PROMISSORY NOTE

FOR VALUE RECEIVED, OS TYBEE, LLC, a Georgia limited liability company ("OS Tybee"), SB TYBEE, LLC, a Georgia limited liability company ("SB Tybee"), and JV JEFFERSONVILLE, LLC, a Georgia limited liability company ("JV Jeffersonville"), (hereinafter collectively referred to as "Maker"), jointly and severally, promise to pay to the order of REGIONAL HEALTH PROPERTIES, INC., a Georgia corporation, successor to AdCare Health Systems, Inc. (hereinafter, referred to as "Holder"), or to such other party or parties as Holder may from time to time assign this Amended Promissory Note and related Loan Documents in writing, the principal sum of FOUR HUNDRED SEVENTY THOUSAND AND 00/100 DOLLARS ($470,000.00), together with simple interest accruing on the unpaid balance of this Note at a rate equal to eight percent (8%) per annum (the "Interest Rate").

This Amended Promissory Note (Note) amends and supersedes that certain Promissory Note dated July 6, 2016 in the original principal amount of $1,000,000.00 executed by Maker in favor of AdCare Health Systems, Inc., Holder's predecessor in interest which shall be cancelled. Capitalized terms used but not defined herein shall have the meaning(s) ascribed to them in that certain Agreement Regarding Lease & Note executed by Maker contemporaneously herewith.

This Note shall be due and payable in sixty (60) monthly installments of $9,529.91. The first installment shall be due on September 1, 2020. Thereafter, each monthly installment shall be due on the first day of each month. The principal amount of the Note may be prepaid in whole from time to time and at any time without premium or penalty.

If any payment obligation under this Note is not paid when due, Maker will be obligated to pay the Holder's costs of collection, including reasonable attorney fees actually incurred if not paid within 5 days of the date due. ((if the 5th day falls on a weekend or Banking holiday, same shall be due on the next business day.). Any payment which is not paid within five (5) days of the date due, (if the 5th day falls on a weekend or Banking holiday, same shall be due on the next business day) (including that which may become due upon acceleration as hereinafter provided) will be subject to a 5% late fee and will bear interest at the rate which is five percent (5%) per annum in excess of the Interest Rate (the "Default Rate"), from the date of the payment is due until paid.

If Maker fails to pay when due any amount payable hereunder and such failure continues for five (5) days after written notice thereof from Maker, then the entire unpaid principal balance of this Note, together with accrued interest thereon, will, at the option of Holder, be immediately due and payable, and Holder may proceed forthwith to collect the same regardless of the stipulated date of maturity, TIME BEING OF THE ESSENCE HEREOF FOR ALL PURPOSES. Neither Holder's failure to exercise this right of acceleration of the maturity of the indebtedness evidenced hereby, nor Holder's acceptance of one or more past due installments, nor Holder's granting of any indulgences from time to time, will constitute a novation of this contract or a waiver of the right of Holder thereafter to insist upon strict compliance with the terms of this Note in the future.

No extension of time for the payment of this Note or any installment due hereunder will release, discharge, modify or change the liability of the Maker or any endorser under this Note.

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This Note may not be assigned to or assumed by any other party, without the express written consent of the Holder which shall not be unreasonably withheld.

Maker covenants and agrees that, until all principal and interest due under this Note has been paid in full and all obligations of Maker under the Lease have been satisfied and discharged, it and its affiliated entities shall not pledge the accounts receivable or any other Collateral relating to any of the facilities (collectively, the "Facilities") identified in Lease except for pledging the Collateral to the SBA with relation to financing obtained relating to Makers' businesses.. Maker agrees to execute a deposit account instruction and service agreement and ratify the existing security agreement in favor of Holder, which is reasonably satisfactory to Holder. A default by Maker under the Lease, Security Agreement, or Agreement Regarding Lease & Note executed of even date herewith shall constitute a default under this Note.

The terms of this Note arc binding upon and inure to the benefit of the Parties, and their respective legal representatives, successors and assigns. This instrument is governed by the laws of the State of Georgia without regard to conflicts of laws principles.

[Signatures begin on the following page]

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IN WITNESS WHEREOF, Maker has executed and delivered this Note effective as of the day and year first above written.

OS TYBEE, LLC,

a Georgia limited liability company

Title: CFO

SB TYBEE, LLC,

a Georgia limited liability company

Title: CFO

JV JEFFERSON, LLC,

a Georgia limited liability company

By:

Name:
Title: CFO

Holder acknowledges and agrees to this Amendment as of the date set forth above:
REGIONAL HEALTH PROPERTIES, INC., a Georgia corporation

By:

Name:

Title:

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